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                                                KRONOS INCORPORATED

                            EXHIBIT 11 - Statement re Computation of Per Share Earnings
                                (In thousands, except share and per share amounts)

                                                                                      September 30,
                                                                       ---------------------------------------------
                                                                           1996            1995            1994
                                                                       -------------   -------------   -------------

Income before change in accounting principle                                $11,425          $8,398          $4,892
Cumulative effect of change in accounting principle
                                                                       -------------   -------------   -------------
Net income                                                                  $11,425          $8,398          $4,892
                                                                       =============   =============   =============

Net income per common share:
     Primary:
         Weighted average shares outstanding                              8,041,428       7,824,279       7,653,387
         Common Stock equivalents                                           288,632         326,624         206,126
                                                                       -------------   -------------   -------------
                      Total                                               8,330,060       8,150,903       7,859,513
                                                                       =============   =============   =============

         Income before change in accounting principle                         $1.37           $1.03           $0.62
         Cumulative effect of change in accounting principle
                                                                       -------------   -------------   -------------
         Net income per common share                                          $1.37           $1.03           $0.62
                                                                       =============   =============   =============

     Fully diluted:
         Weighted average shares outstanding                              8,041,428       7,824,279       7,653,387
         Common Stock equivalents                                           301,846         332,702         234,924
                                                                       -------------   -------------   -------------
                      Total                                               8,343,274       8,156,981       7,888,311
                                                                       =============   =============   =============

         Income before change in accounting principle                         $1.37           $1.03           $0.62
         Cumulative effect of change in accounting principle
                                                                       -------------   -------------   -------------
         Net income per common share                                          $1.37           $1.03           $0.62
                                                                       =============   =============   =============
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